Exhibit 99.1

For Further Information Contact

Harry J. Cynkus

(404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC.

REPORTS THIRD QUARTER FINANCIAL RESULTS

REVENUES INCREASED 4.5%, EPS ROSE 12%

ATLANTA, GEORGIA, October 24, 2007 -- Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported revenues for the third quarter ended September 30, 2007 grew 4.5% to $238.1 million compared to $227.8 million for the third quarter ended September 30, 2006.

Net income rose 10.1% to a record $18.8 million or $0.28 per diluted share for the third quarter 2007, compared to $17.0 million or $0.25 per diluted share for the same period in 2006.

Commenting on the Company’s results, Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. said, “We are pleased by the increased rate of organic revenue growth for the quarter. Our sales and service programs are working and have resulted in improvements in both recurring revenues and customer retention. Commercial pest control, which now represents 44% of our business, continued to accelerate during the second quarter and we expect this area to perform well going forward.”

“We continued to expand our footprint globally this quarter having announced two international franchises: one in the Dominican Republic and another in South Korea. We have established four international franchises this year and expect to continue to develop our worldwide presence. Likewise, the Company’s strong free cash flow supports our ability to pursue acquisition opportunities. We remain optimistic about having a successful 2007.”

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., PCO Services, Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada, Mexico, Panama, Costa Rica, Honduras, the United Arab Emirates, the Dominican Republic and South Korea from over 400 locations. You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.westernpest.com, www.indfumco.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s expectation that its commercial pest control area will perform well going forward, the Company’s expectation to continue to develop its worldwide presence, and the Company’s continuing optimism about having a very successful 2007. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company’s pest and termite process reforms and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; expected benefits of the commercial re-engineering project may not be realized; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006.

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
	2007	2006
At September 30,	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$81,821	$53,787
Trade receivables, short-term	61,430	57,817
Materials and supplies	8,244	8,398
Deferred income taxes	16,969	21,053
Other current assets	8,382	8,974
Total Current Assets	176,846	150,029
Equipment and property, net	77,633	72,090
Goodwill	126,577	125,536
Other Intangible Assets	9,167	9,219
Customer Contracts	65,641	66,801
Deferred income taxes	12,588	16,867
Trade receivables, long-term	8,921	9,111
Other assets	6,039	4,532
Total Assets	$483,412	$454,185

LIABILITIES
Capital leases	$1,240	$623
Accounts payable	22,589	14,092
Accrued insurance	13,277	16,633
Accrued compensation and related liabilities	42,533	42,813
Other current liabilities	26,627	31,759
Unearned revenue	90,191	88,945
Total Current Liabilities	196,457	194,865

Capital leases, less current portion	881	197
Accrued pension	6,946	15,651
Long-term accrued liabilities	54,466	44,593
Total Liabilities	258,750	255,306

STOCKHOLDERS’ EQUITY
Common stock	67,456	67,783
Retained earnings and other equity	157,206	131,096
Total Stockholders’ Equity	224,662	198,879
Total Liabilities and Stockholders’ Equity	$483,412	$454,185

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30,
(in thousands except per share data)
(unaudited)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES
Customer services	$238,116	$227,816	$678,966	$654,225
COSTS AND EXPENSES
Cost of services provided	123,029	119,206	351,466	345,255
Depreciation and amortization	6,885	6,662	20,482	20,400
Sales, general and administrative	78,154	74,472	221,982	211,340
(Gain)/loss on sales of assets	(17)	(17)	(113)	(15)
Interest income	(466)	(332)	(1,540)	(968)
	207,585	199,991	592,277	576,012
INCOME BEFORE TAXES	30,531	27,825	86,689	78,213
PROVISION FOR INCOME TAXES	11,766	10,788	33,892	30,943
NET INCOME	$18,765	$17,037	$52,797	$47,270

NET INCOME PER SHARE - BASIC	$0.28	$0.25	$0.79	$0.70
NET INCOME PER SHARE - DILUTED	$0.28	$0.25	$0.78	$0.69

Weighted average shares outstanding - basic	66,608	67,068	66,966	67,184
Weighted average shares outstanding - Diluted	67,318	68,700	67,687	68,926

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(in thousands)
	2007	2006
	(unaudited)	(unaudited)
OPERATING ACTIVITIES
Net Income	$52,797	$47,270
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	20,482	20,400
Provision for deferred income taxes	3,389	5,144
Stock based compensation	2,381	(1,357)
(Gain)/loss on sales of assets	(113)	(15)
Excess tax benefits from share-based payments	(2,924)	(50)
Other, net	(113)	3
(Increase)/decrease in assets
Trade receivables	(8,675)	(9,747)
Materials and supplies	276	685
Other current assets	(1,153)	138
Other non-current assets	(2,593)	735
Increase/(decrease) in liabilities:
Accounts payable and accrued expenses	850	3,461
Unearned revenue	10,751	8,955
Accrued insurance	488	1,398
Accrual for termite contracts	(600)	(3,900)
Accrued pension	—	(5,000)
Long-term accrued liabilities	3,295	(6,666)
Net cash provided by operating activities	78,538	61,454
INVESTING ACTIVITIES
Purchase of equipment and property	(13,512)	(15,657)
Acquisitions of companies	(5,950)	(5,050)
Cash from sales of franchises	—	550
Proceeds from sales of assets	79	20
Net cash used in investing activities	(19,383)	(20,137)
FINANCING ACTIVITIES
Dividends paid	(15,274)	(12,790)
Common stock purchased	(30,895)	(19,761)
Common stock options exercised	1,379	435
Principal payments on capital leases	(1,532)	(566)
Excess tax benefits from share-based payments	2,924	50
Other	—	1,430
Net cash used in financing activities	(43,398)	(31,202)
Effect of exchange rate changes on cash	2,720	607
Net increase in cash and cash equivalents	18,477	10,722
Cash and cash equivalents at beginning of period	63,344	43,065
Cash and cash equivalents at end of period	$81,821	$53,787

CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Third Quarter results on:

Wednesday, OCTOBER 24, 2007 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 800-257-7087 domestic;

303-262-2131 international

at least 5 minutes before start time.

REPLAY: available through October 31, 2007

Please dial 800-405-2236/303-590-3000, Pass code: 11099316

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Janet Jazmin at Financial Relations Board at 212-827-3777

Or email to jjazmin@frbir.com